Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Second Quarter 2013 Results and a Quarterly Dividend

New York, NY, August 7, 2013......Standard Motor Products, Inc. (NYSE: SMP), an automotive  replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2013.

Consolidated net sales for the second quarter of 2013 were $270.1 million, compared to consolidated net sales of $268.9 million during the comparable quarter in 2012.  Earnings from continuing operations for the second quarter of 2013 were $16.4 million or 71 cents per diluted share, compared to $13.7 million or 59 cents per diluted share in the second quarter of 2012. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2013 were $16.4 million or 70 cents per diluted share, compared to $13.6 million or 59 cents per diluted share in the second quarter of 2012.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2013 were $500.8 million, compared to consolidated net sales of $480.6 million during the comparable period in 2012.  Earnings from continuing operations for the six month period ended June 30, 2013 were $26 million or $1.12 per diluted share, compared to $19.2 million or 83 cents per diluted share in the comparable period of 2012.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2013 and 2012 were $26 million or $1.12 per diluted share and $19 million or 82 cents per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our second quarter results. We continued to show significant improvement in net earnings and earnings per share for the quarter and for six months.

“The primary driver was gross margin, which increased roughly three percentage points for the quarter and for the six months. We are seeing the fruits of our efforts over the past several years – with increased basic manufacturing, continued growth in our low cost manufacturing operations, and savings from consolidating and streamlining our recent acquisitions.

“Regarding sales, our Engine Management division had sales increases for the quarter and for the six months, in line with, or slightly better than, industry averages. Our one weak spot was Temperature Control sales, which were behind 2012 in the second quarter, including the benefit of the CWI acquisition. The fall off in sales led to a slight decline in Temperature Control operating profit.

“The primary cause for the Temperature Control sales decline was the cool and wet spring, as most of our accounts were well behind the prior year in their “out the door” sales for April and May. In June, however, their sales matched or slightly exceeded the prior year.

“We believe we are also seeing some inventory consolidation, as some of our accounts are combining their Four Seasons and CWI inventories. This is essentially a one-time event.

“In July, certain areas of the country experienced a heat wave. Some of this will be reflected in third quarter volume, but with the season rapidly drawing to a close, many of our accounts will not replace the product that was sold, and instead use this as an opportunity to reduce their inventory going into the winter months.

“Despite the decline in sales, our Temperature Control gross margin increased approximately two percentage points for the quarter and for the six months. We are beginning to see the benefits of consolidating the CWI operations into our facilities in Grapevine, Texas and Reynosa, Mexico.

“As we have said many times, our Temperature Control business is weather dependent, and results can fluctuate in the short term. In the long run, however, we are pleased with the continuing improvement of this business.

“Our cash flow needs normally peak at mid-year due to the seasonality of our business. Including our latest acquisitions, our total debt at the end of June 2013 was $68.5 million, a reduction of $28.8 million from June 2012.

“In sum, despite the drop in sales in Temperature Control, we are satisfied with our second quarter results, both financially and operationally, though, as always, we work for continued improvement.”

The Board of Directors has approved payment of a quarterly dividend of eleven cents per share on the common stock outstanding. The dividend will be paid on September 3, 2013 to stockholders of record on August 19, 2013.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, August 7, 2013.  The dial in number is 866-952-1907 (domestic) or 785-424-1826 (international). The playback number is 800-677-6124 (domestic) or 402-220-0664 (international). The conference ID # is STANDARD.

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
NET SALES	$270,126	$268,875	$500,834	$480,586

COST OF SALES	192,330	199,531	357,210	356,692

GROSS PROFIT	77,796	69,344	143,624	123,894

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	50,588	46,609	100,198	91,385
RESTRUCTURING AND INTEGRATION EXPENSES	200	13	618	137
OTHER INCOME (EXPENSE) , NET	212	(32)	442	21

OPERATING INCOME	27,220	22,690	43,250	32,393

OTHER NON-OPERATING EXPENSE, NET	(64)	(24)	(260)	(66)

INTEREST EXPENSE	646	842	1,218	1,555

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	26,510	21,824	41,772	30,772

PROVISION FOR INCOME TAXES	10,110	8,103	15,806	11,557

EARNINGS FROM CONTINUING OPERATIONS	16,400	13,721	25,966	19,215

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(357)	(317)	(749)	(617)

NET EARNINGS	$16,043	$13,404	$25,217	$18,598

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.71	$0.60	$1.13	$0.84
DISCONTINUED OPERATION	(0.01)	(0.01)	(0.03)	(0.03)
NET EARNINGS PER COMMON SHARE - BASIC	$0.70	$0.59	$1.10	$0.81

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.71	$0.59	$1.12	$0.83
DISCONTINUED OPERATION	(0.02)	(0.01)	(0.03)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.69	$0.58	$1.09	$0.80

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,981,337	22,872,618	22,917,769	22,870,069
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,261,118	23,104,654	23,190,091	23,111,732

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	JUNE 30,				JUNE 30,
	2013		2012		2013		2012
	(unaudited)				(unaudited)
Revenues
Engine Management	$182,050		$172,644		$357,559		$335,659
Temperature Control	86,660		93,036		139,388		138,327
All Other	1,416		3,195		3,887		6,600
	$270,126		$268,875		$500,834		$480,586

Gross Margin
Engine Management	$54,380	29.9%	$46,277	26.8%	$106,094	29.7%	$89,270	26.6%
Temperature Control	20,342	23.5%	19,871	21.4%	31,328	22.5%	28,448	20.6%
All Other	3,074		3,196		6,202		6,176
	$77,796	28.8%	$69,344	25.8%	$143,624	28.7%	$123,894	25.8%

Selling, General & Administrative
Engine Management	$29,614	16.3%	$28,340	16.4%	$60,175	16.8%	$57,331	17.1%
Temperature Control	13,414	15.5%	12,096	13.0%	24,773	17.8%	20,606	14.9%
All Other	7,560		6,173		15,250		13,448
	$50,588	18.7%	$46,609	17.3%	$100,198	20.0%	$91,385	19.0%

Operating Profit
Engine Management	$24,766	13.6%	$17,937	10.4%	$45,919	12.8%	$31,939	9.5%
Temperature Control	6,928	8.0%	7,775	8.4%	6,555	4.7%	7,842	5.7%
All Other	(4,486)		(2,977)		(9,048)		(7,272)
	27,208	10.1%	22,735	8.5%	43,426	8.7%	32,509	6.8%
Restructuring & Integration	(200)	-0.1%	(13)	0.0%	(618)	-0.1%	(137)	0.0%
Other Income (Expense), Net	212	0.1%	(32)	0.0%	442	0.1%	21	0.0%
	$27,220	10.1%	$22,690	8.4%	$43,250	8.6%	$32,393	6.7%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$16,400	$13,721	$25,966	$19,215

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	120	8	371	82
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(315)	(315)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$16,363	$13,572	$26,022	$18,982

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.71	$0.59	$1.12	$0.83

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	-	0.01	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	-	(0.01)	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.70	$0.59	$1.12	$0.82

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)
	June 30,	December 31,
	2013	2012
	(Unaudited)

ASSETS

CASH	$12,275	$13,074

ACCOUNTS RECEIVABLE, GROSS	158,796	104,689
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,007	6,124
ACCOUNTS RECEIVABLE, NET	151,789	98,565

INVENTORIES	296,815	267,468
OTHER CURRENT ASSETS	44,612	39,446

TOTAL CURRENT ASSETS	505,491	418,553

PROPERTY, PLANT AND EQUIPMENT, NET	64,119	64,422
GOODWILL AND OTHER INTANGIBLES, NET	75,127	72,373
OTHER ASSETS	28,556	21,246

TOTAL ASSETS	$673,293	$576,594

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$68,334	$40,453
CURRENT PORTION OF LONG TERM DEBT	103	120
ACCOUNTS PAYABLE	90,157	62,283
ACCRUED CUSTOMER RETURNS	44,977	29,033
OTHER CURRENT LIABILITIES	93,035	90,283

TOTAL CURRENT LIABILITIES	296,606	222,172

LONG-TERM DEBT	30	75
ACCRUED ASBESTOS LIABILITIES	24,242	25,110
OTHER LIABILITIES	21,786	21,650

TOTAL LIABILITIES	342,664	269,007

TOTAL STOCKHOLDERS' EQUITY	330,629	307,587

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$673,293	$576,594

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2013	2012
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$25,217	$18,598
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	8,545	7,898
OTHER	8,173	9,216
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(53,723)	(44,472)
INVENTORY	(31,885)	3,300
ACCOUNTS PAYABLE	16,550	18,886
OTHER	14,724	7,757
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVTIES	(12,399)	21,183

CASH FLOWS FROM INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(5,551)	(5,296)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(12,760)	(38,594)
OTHER INVESTING ACTIVITIES	(596)	6
NET CASH USED IN INVESTING ACTIVITIES	(18,907)	(43,884)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	27,819	23,947
PURCHASE OF TREASURY STOCK	(1,151)	(4,999)
DIVIDENDS PAID	(5,037)	(4,121)
OTHER FINANCING ACTIVITIES	10,271	6,077
NET CASH PROVIDED BY FINANCING ACTIVITIES	31,902	20,904

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,395)	168
NET DECREASE IN CASH AND CASH EQUIVALENTS	(799)	(1,629)
CASH AND CASH EQUIVALENTS at beginning of year	13,074	10,871
CASH AND CASH EQUIVALENTS at end of year	$12,275	$9,242